Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233727

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 19, 2019)

8,750,000 Shares

Common Stock

We are offering 8,750,000 shares of our common stock, par value $0.01 per share, as described in this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “STRM”. On February 24, 2021, the last reported sale price for our common stock on Nasdaq was $1.93 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.60000	$14,000,000
Underwriting discounts and commissions(1)	$0.09212	$806,087
Proceeds, before expenses, to us	$1.50788	$13,193,913

(1)	In addition to the underwriting discount, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriting compensation.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,312,500 shares of our common stock on the same terms and conditions as set forth above. See “Underwriting” for more information.

Certain of our executive officers and directors have indicated an interest in participating in this offering, in each case at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares in this offering to any of these investors, or any of these investors may determine to purchase more, less or no shares in this offering.

The underwriter expects to deliver the shares of our common stock against payment on or about March 2, 2021, subject to customary closing conditions.

Craig-Hallum

The date of this prospectus supplement is February 25, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock. Before buying any shares of our common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

Unless the context otherwise requires, “Streamline Health,” the “Company,” “we,” “us,” “our” and similar terms refer to Streamline Health Solutions, Inc., a company incorporated under the laws of Delaware, together with its subsidiaries.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which gives more general information some of which might not apply to this offering. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to an aggregate total dollar amount of $25.0 million, of which this offering is a part.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not, and the underwriter has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering and we take no responsibility for any other information others may give you. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the date of such prospectus supplement, accompanying prospectus or any free writing prospectus, as the case might be or in the case of the documents incorporated by reference herein or therein, the date of such documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Statements with respect to expected revenue, income, receivables, backlog, client attrition, acquisitions and other growth opportunities, sources of funding operations and acquisitions, the integration of our solutions, the performance of our channel partner relationships, the sufficiency of available liquidity, research and development, and other statements of our plans, beliefs or expectations are forward-looking statements. These and other statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels.

Among the factors that could cause actual future results to differ materially from our expectations are the risks and uncertainties described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and those included in the documents that we incorporate by reference herein and therein including our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as well as any amendments thereto and in our other filings with the SEC, and include among others, the following:

●	competitive products and pricing;
●	product demand and market acceptance;
●	entry into new markets;
●	new product and services development and commercialization;
●	key strategic alliances with vendors and channel partners that resell our products;
●	uncertainty in continued relationships with clients due to termination rights;
●	our ability to control costs;
●	availability, quality and security of products produced and services provided by third-party vendors;
●	the healthcare regulatory environment;
●	potential changes in legislation, regulation and government funding affecting the healthcare industry;
●	healthcare information systems budgets;
●	availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems;
●	the success of our relationships with channel partners;
●	fluctuations in operating results;
●	our future cash needs;
●	the consummation of resources in researching acquisitions, business opportunities or financings and capital market transactions;
●	the failure to adequately integrate past and future acquisitions into our business;
●	critical accounting policies and judgments;
●	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other standard-setting organizations;
●	changes in economic, business and market conditions impacting the healthcare industry and the markets in which we operate;
●	our ability to maintain compliance with the terms of our credit facilities;
●	our ability to maintain compliance with the continued listing standards of Nasdaq; and
●	our expected uses of the net proceeds from this offering.

Some of these factors and risks have been, and may further be, exacerbated by the novel coronavirus, or COVID-19, pandemic.

Most of these factors are beyond our ability to predict or control. Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of our forward-looking statements. There also are other factors that we may not describe (generally because we currently do not perceive them to be material) that could cause actual results to differ materially from our expectations.

Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or the filing of the accompanying prospectus or documents incorporated by reference herein and therein that include forward-looking statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

We are a provider of solutions and services in the middle of the revenue cycle for healthcare providers throughout the United States and Canada. Streamline Health’s technology helps hospitals improve their financial performance by moving later revenue cycle interventions earlier in the process to optimize their coding accuracy for every patient encounter prior to bill submission. By improving coding accuracy before billing, providers can reduce revenue leakage, mitigate the risk of overbilling, and reduce days in accounts receivable. This enables providers to achieve more predictable revenue streams using technology rather than manual intervention.

We provide computer software-based solutions and auditing services, which capture, aggregate and translate structured and unstructured data to deliver intelligently organized, easily accessible predictive insights to our clients. Hospitals and physician groups use the knowledge generated by Streamline Health to help improve their financial performance.

Our software solutions are delivered to clients either by access to our data center systems through a secure connection in a software as a service, or SaaS, delivery method or by a fixed-term or perpetual license, where such software is installed locally in the client’s data center.

We operate exclusively in one segment as a provider of health information technology solutions and associated services that improve healthcare processes and information flows within a healthcare facility. We sell our solutions and services in North America to hospitals and health systems through our direct sales force and our reseller partnerships.

Recent Developments

Our preliminary financial results for our fiscal year ended January 31, 2021, or fiscal year 2020, presented below are based solely on information currently available to management and are unaudited. This financial information does not represent a comprehensive statement of our financial results for the fourth fiscal quarter or full fiscal year 2020 and remains subject to the completion of our financial closing procedures and internal reviews. As a result, our actual results for the fourth fiscal quarter and full fiscal year 2020 may vary materially from these preliminary estimates. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. In addition, these preliminary results of operations for the fourth fiscal quarter and full fiscal year 2020 are not necessarily indicative of the results to be achieved in any future period. Dixon Hughes Goodman LLP, or DHG, our current independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Accordingly, DHG does not express an opinion or any other form of assurance with respect thereto. We are also presenting adjusted EBITDA in the summary below, which is a non-GAAP financial measure and should be viewed as a supplement to, and not as a substitute for, our results of operations presented under GAAP. We define adjusted EBITDA as net earnings (loss) before net interest expense, tax expense (benefit), depreciation, amortization, stock-based compensation expense, transactional and other expenses that do not relate to our core operations. Please see below for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure. We expect to release actual financial results for the fourth fiscal quarter and full fiscal year 2020 on or about April 21, 2021, following the market close.

S-3

Preliminary Estimated Unaudited Fourth Quarter and Full Fiscal Year 2020 Results:

●	Fourth quarter of fiscal year 2020 SaaS revenue is expected to be approximately $1.0 million to $1.1 million, the midpoint of which is an increase of approximately 59% compared to the same prior year period. We expect fiscal year 2020 SaaS revenue to be approximately $3.6 million to $3.7 million, the midpoint of which is an increase of approximately 49% over our SaaS revenue for fiscal year ended January 31, 2020, or fiscal year 2019.

●	Fourth quarter of fiscal year 2020 total revenue is expected to be between approximately $2.9 million and $3.0 million, the midpoint of which is an increase of approximately 10% compared to the same prior year period. We expect fiscal year 2020 total revenue to be between approximately $11.3 million and $11.4 million, the midpoint of which is a decrease of approximately 4% from fiscal year 2019 total revenue. The decline in total revenue in fiscal year 2020 is primarily due to adjustments in healthcare organizations’ decision-making purchase processes caused by COVID-19.

●	Fourth quarter of fiscal year 2020 net loss is expected to be between approximately $(1.4) million and $(1.0) million, compared to a net loss of $(2.4) million in the same prior year period. Full fiscal year 2020 net income is expected to be between approximately $0.1 million and $0.5 million, compared to fiscal year 2019 net loss of $(2.9) million.

●	Fourth quarter of fiscal year 2020 adjusted EBITDA is expected to be between approximately $(0.3) million and $0.1 million, compared to adjusted EBITDA of $(0.8) million in the same prior year period. Full fiscal year 2020 adjusted EBITDA is expected to be between approximately $(2.1) million and $(1.7) million, compared to fiscal year 2019 adjusted EBITDA of $(2.5) million.

●	Cash and cash equivalents as of January 31, 2021 are expected to be approximately $2.4 million, compared to $3.0 million as of October 31, 2020.

●	Total eValuator bookings for fiscal year 2020 are expected to be approximately $5.6 million.

●	The pipeline for our eValuator SaaS product was approximately $79 million as of January 31, 2021.

Selected Financial Metrics:

	For the three months ended January 31,
	2021		2020
	Low	High
	(In thousands) (unaudited)
SaaS Revenues	$1,000	$1,100	$662
Total Revenues	2,900	3,000	2,681
Net loss	(1,400)	(1,000)	(2,404)
Adjusted EBITDA	(300)	100	(844)

	For the twelve months ended January 31,
	2021		2020
	Low	High
	(In thousands) (unaudited)
SaaS Revenues	$3,600	$3,700	$2,445
Total Revenues	11,300	11,400	11,853
Net income (loss)	100	500	(2,863)
Adjusted EBITDA	(2,100)	(1,700)	(2,534)

S-4

Reconciliation of non-GAAP Financial Metrics:

	For the three months ended January 31,
	2021		2020
	Low	High
	(In thousands) (unaudited)
Net loss from continuing operations	$(1,400)	$(1,000)	$(2,795)
Interest expense and income tax benefit	(90)	(100)	(55)
Depreciation and Amortization	800	850	886
EBITDA	(690)	(250)	(1,964)
Share-based compensation expense	400	375	214
Non-cash valuation adjustments	(10)	(25)	17
Non-recurring expenses	—	—	889
Adjusted EBITDA	$(300)	$100	$(844)

	For the twelve months ended January 31,
	2021		2020
	Low	High
	(In thousands) (unaudited)
Net loss from continuing operations	$(4,600)	$(4,200)	$(6,617)
Interest expense and income tax benefit	(1,600)	(1,610)	309
Depreciation and Amortization	2,580	2,630	2,385
EBITDA	(3,620)	(3,180)	(5,182)
Share-based compensation expense	1,400	1,375	933
Non-cash valuation adjustments	20	5	65
Non-recurring expenses	100	100	1,650
Adjusted EBITDA	$(2,100)	$(1,700)	$(2,534)

Corporate Information and History

We were incorporated in Delaware in 1989. Our principal executive offices are located at 11800 Amber Park Drive, Suite 125, Alpharetta, Georgia 30009, and our telephone number is (888) 997-8732. Our website address www.streamlinehealth.net. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

S-5

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Common stock offered by us	8,750,000 shares.

Option to purchase additional shares	We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 1,312,500 shares of common stock on the same terms and conditions as set forth herein, solely to cover over-allotments, if any.

Common stock to be outstanding	40,327,692 shares (or 41,640,192 shares if the underwriter exercises its option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $12.9 million, or approximately $14.9 million if the underwriter exercises its option to purchase additional shares in full, in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although we have no specific agreements, commitments or understandings to do so at this time. See “Use of Proceeds.”

Risk factors	An investment in our common stock involves a high degree of risk. See the information contained under “Risk Factors” on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference herein and therein for a description of factors you should consider before purchasing shares of our common stock.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “STRM”.

The number of shares of common stock expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement is based on 31,577,692 shares of our common stock outstanding as of October 31, 2020, and excludes as of such date:

●	624,330 shares issuable upon the exercise of options outstanding as of October 31, 2020 at a weighted average exercise price of $3.45 per share; and

●	990,218 shares reserved for future issuance under our Third Amended and Restated 2013 Stock Incentive Plan, or Incentive Plan, as of October 31, 2020.

Except as otherwise indicated, we have presented the information in this prospectus supplement assuming:

●	no exercise by the underwriter of its option to purchase additional shares in this offering; and

●	no exercise of the outstanding options described above since October 31, 2020.

S-6

RISK FACTORS

Investing in our common stock involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to this Offering and Our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although we have no specific agreements, commitments or understandings to do so at this time. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $1.27 per share as of October 31, 2020, based on the public offering price of $1.60 per share, because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. You will experience additional dilution upon the exercise of options, including those options currently outstanding and those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

The market price of our common stock is likely to be highly volatile as the stock market in general can be highly volatile.

The public trading of our common stock is based on many factors that could cause fluctuation in the price of our common stock. These factors may include, but are not limited to:

●	General economic and market conditions;
●	Actual or anticipated variations in annual or quarterly operating results;
●	Lack of or negative research coverage by securities analysts;
●	Conditions or trends in the healthcare information technology industry;
●	Changes in the market valuations of other companies in our industry;
●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;
●	Announced or anticipated capital commitments;
●	Ability to maintain listing of our common stock on Nasdaq;
●	Additions or departures of key personnel; and
●	Sales and repurchases of our common stock by us, our officers and directors or our significant stockholders, if any.

S-7

Most of these factors are beyond our control. Further, as a result of our relatively small public float, our common stock may be less liquid, and the trading price for our common stock may be more affected by relatively small volumes of trading than is the case for the common stock of companies with a broader public ownership. These factors may cause the market price of our common stock to decline, regardless of our operating performance or financial condition.

If equity research analysts do not publish research reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about our business and us. We do not control the opinions of these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about our business or us. Furthermore, if no equity research analysts conduct research or publish reports about our business and us, the market price of our common stock could decline.

All of our debt obligations and any preferred stock that we may issue in the future will have priority over our common stock with respect to payment in the event of a bankruptcy, liquidation, dissolution or winding up.

In any bankruptcy, liquidation, dissolution or winding up of the Company, our shares of common stock would rank in right of payment or distribution below all debt claims against us and all of our outstanding shares of preferred stock, if any. As a result, holders of our shares of common stock will not be entitled to receive any payment or other distribution of assets in the event of a bankruptcy or upon a liquidation or dissolution until all of our obligations to our debt holders and holders of preferred stock have been satisfied. Accordingly, holders of our common stock may lose their entire investment in the event of a bankruptcy, liquidation, dissolution or winding up of the Company. Similarly, holders of our preferred stock would rank junior to our debt holders and creditors in the event of a bankruptcy, liquidation, dissolution or winding up of the Company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing in public or private offerings additional shares of common stock or preferred stock, and other securities that are convertible into or exchangeable for, or that represent a right to receive, common stock or preferred stock or any substantially similar securities. Such offerings represent the potential for a significant increase in the number of outstanding shares of our common stock. The market price of our common stock could decline as a result of sales of common stock, preferred stock or similar securities in the market made after an offering or the perception that such sales could occur.

Additionally, we may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The issuance of preferred stock could adversely affect holders of shares of our common stock, which may negatively impact your investment.

Our Board of Directors is authorized to issue classes or series of preferred stock without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including rights and preferences over the shares of common stock with respect to dividends or upon our dissolution, winding-up or liquidation, and other terms. If we issue preferred stock in the future that has a preference over the shares of our common stock with respect to the payment of dividends or upon our dissolution, winding up or liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the shares of our common stock, the rights of the holders of shares of our common stock or the market price of our common stock could be adversely affected.

As of the date of this prospectus supplement, we had no shares of preferred stock outstanding.

S-8

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend solely on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. The trading price of our common stock could decline, and you could lose all or part of your investment.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation, or Charter, and our amended and restated bylaws, or Bylaws, may delay or prevent an acquisition of us or a change in our management. Among other things, our Charter and Bylaws:

●	permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);

●	provide that the authorized number of directors may be changed only by our Board of Directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	require advance notice for nominations for election to our Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if an offer rejected by our Board of Directors were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

If we are unable to maintain compliance with Nasdaq listing requirements, our stock could be delisted, and the trading price, volume and marketability of our stock could be adversely affected.

Our common stock is listed on Nasdaq. We cannot assure you that we will be able to maintain compliance with Nasdaq’s current listing standards, or that Nasdaq will not implement additional listing standards with which we will be unable to comply. Failure to maintain compliance with Nasdaq listing requirements could result in the delisting of our shares from Nasdaq, which could have a material adverse effect on the trading price, volume and marketability of our common stock. Furthermore, a delisting could adversely affect our ability to issue additional securities and obtain additional financing in the future or result in a loss of confidence by investors or employees.

S-9

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $12.9 million (or approximately $14.9 million if the underwriter’s option to purchase additional shares is exercised in full) from the sale of the shares of common stock offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we regularly evaluate acquisition opportunities and engage in related discussions with other companies.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in our operations and industry, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. Accordingly, our management will have broad discretion in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

S-10

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of October 31, 2020:

●	on an actual basis; and

●	on an as adjusted basis, giving effect to the sale of 8,750,000 shares of common stock by us in this offering at the public offering price of $1.60 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table together with the section titled “Use of Proceeds,” our consolidated financial statements and other financial data incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2020.

	As of October 31, 2020 (unaudited)
	Actual	As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$3,031	$15,975
Total current liabilities	$5,813	$5,813
Non-current liabilities:
Term loan payable, less current portion	820	820
Deferred revenues, less current portion	71	71
Operating lease obligation, less current portion	266	266
Total non-current liabilities	1,157	1,157
Total liabilities	$6,970	$6,970
Stockholders’ equity:
Common stock, $0.01 par value per share; 45,000,000 shares authorized; 31,577,692 shares issued and outstanding, actual; 40,327,692 shares issued and outstanding, as adjusted	316	404
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Additional paid in capital	95,989	108,845
Accumulated deficit	(77,930)	(77,930)
Total stockholders’ equity	18,375	31,319
Total liability and stockholders’ equity	$25,345	$38,289

The table above is based on 31,577,692 shares of our common stock outstanding as of October 31, 2020 and excludes as of that date:

●	624,330 shares issuable upon the exercise of options outstanding as of October 31, 2020 at a weighted average exercise price of $3.45 per share; and

●	990,218 shares reserved for future issuance under our Incentive Plan, as of October 31, 2020.

In addition, the amounts in the table above assume no exercise by the underwriter of its option to purchase additional shares in this offering and no exercise of outstanding options described above since October 31, 2020.

S-11

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of October 31, 2020 was approximately $286,000, or approximately $0.01 per share of common stock, based upon 31,577,692 shares outstanding as of October 31, 2020. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

After giving effect to the sale by us of 8,750,000 shares of common stock at the public offering price of $1.60 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of October 31, 2020 would have been approximately $13,230,000, or approximately $0.33 per share of common stock. This amount represents an immediate increase in net tangible book value of approximately $0.32 per share to existing stockholders and an immediate dilution of approximately $1.27 per share to purchasers in this offering. The following table illustrates the dilution calculation on a per share basis:

Public offering price per share		$1.60
Net tangible book value per share as of October 31, 2020	$0.01
Increase in net tangible book value per share attributable to this offering	$0.32

As adjusted net tangible book value per share after giving effect to this offering		$0.33

Dilution per share to new investors participating in this offering		$1.27

If the underwriter exercises its option in full to purchase an additional 1,312,500 shares of common stock in this offering at the public offering price, our as adjusted net tangible book value per share after the offering would be approximately $ 41,640,000, or $0.37 per share of common stock, as of October 31, 2020. This represents an increase in net tangible book value of $0.36 per share to existing stockholders and immediate dilution of $1.23 per share to investors purchasing our common stock in this offering at the public offering price.

The table above is based on 31,577,692 shares of common stock outstanding as of October 31, 2020, and excludes as of that date:

●	624,330 shares issuable upon the exercise of options outstanding as of October 31, 2020 at a weighted average exercise price of $3.45 per share; and

●	990,218 shares reserved for future issuance under our Incentive Plan, as of October 31, 2020.

To the extent that outstanding stock options, or other equity awards are exercised or become vested or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-12

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Craig-Hallum Capital Group LLC is acting as the sole book-running manager of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	8,750,000
Total	8,750,000

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $1.60 per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.05527 per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about March 2, 2021, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to an additional 1,312,500 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercises the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $110,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.09212	$806,087	$927,000

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $250,000. This includes $110,000 of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Certain of our executive officers and directors have indicated an interest in participating in this offering, in each case at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares in this offering to any of these investors, or any of these investors may determine to purchase more, less or no shares in this offering.

S-13

No Sales of Similar Securities

We, each of our directors and officers and certain of our stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the number of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

Each of the underwriter and its affiliates is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-14

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on Nasdaq under the symbol “STRM”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

S-15

United Kingdom. The underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

S-16

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Morris, Manning & Martin, LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the underwriter by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Streamline Health and its subsidiary as of January 31, 2020 and for the fiscal year then ended, have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as set forth in their report thereon, included in Streamline Health’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule of Streamline Health and its subsidiary as of January 31, 2019 and for the year then ended incorporated in this prospectus supplement by reference from the Streamline Health Annual Report on Form 10-K for the year ended January 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for revenue recognition in the year ended January 31, 2019 due to the adoption of Accounting Standards Codification (Topic 606), Revenue from Contracts with Customers), incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.streamlinehealth.net. The information on our website is not incorporated herein by reference and you should not consider it to be a part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. The documents we are incorporating by reference herein are:

S-17

●	our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on April 22, 2020;

●	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2020 that are deemed “filed” under the Exchange Act;

●	our Quarterly Report on Form 10-Q for the first fiscal quarter ended April 30, 2020, filed with the SEC on June 11, 2020, our Quarterly Report on Form 10-Q for the second fiscal quarter ended July 31, 2020, filed with the SEC on September 10, 2020 and our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2020, filed with the SEC on December 10, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 3, 2020, February 6, 2020, February 27, 2020, March 25, 2020, April 29, 2020, June 3, 2020, and October 20, 2020 (except for the information furnished under Items 2.02 or 7.01 of Form 8-K and the exhibits furnished thereto); and

●	the description of our common stock included in Amendment No. 2 to our Registration Statement on Form 8-A, filed with the SEC on December 24, 2015, including any amendment or report filed for the purpose of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement and accompanying prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing of those documents.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Streamline Health Solutions, Inc.

Attn: Investor Relations

11800 Amber Park Drive, Suite 125

Alpharetta, GA 30009

Telephone: (888) 997-8732

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

S-18

PROSPECTUS

Streamline Health Solutions, Inc.

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time, our common stock, preferred stock, warrants to purchase our common stock, or units comprised of two or more such securities (the “Securities”) from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer the Securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell the Securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the Securities we may offer. Each time we sell the Securities, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of the Securities. This prospectus may not be used to consummate a sale of the Securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “STRM”. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the Securities, if any, covered by the prospectus supplement.

As of September 11, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $26,382,056, which amount is based on 21,064,473 shares of common stock outstanding as of August 22, 2019, of which 17,131,205 shares of common stock were held by non-affiliates, and a per share price of $1.54, which was the last reported sale price of our common stock on the Nasdaq Capital Market. on September 11, 2019. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell the Securities in a public primary offering with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part.

Investing in the Securities involves substantial risks. You should carefully read and consider the risks and uncertainties described in this prospectus and any related prospectus supplement and in the documents incorporated by reference into this prospectus any related prospectus supplement. See “Risk Factors” on page 6 herein, as updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of the Securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the securities referenced in this prospectus in one or more offerings for a maximum aggregate offering price not to exceed $25,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. We may also provide you a free writing prospectus at the time our securities are offered. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference”.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given below. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. See “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or incorporated by reference herein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any jurisdiction where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For purposes of this prospectus, references to the terms “Streamline,” the “Company,” “we,” “us” and “our” refer to Streamline Health Solutions, Inc., a Delaware corporation, and its subsidiary unless the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 000-28132. All documents that we file with the Commission on or after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the Commission and any filings that we will make with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is terminated, including all such documents that we may file with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2019 and July 31, 2019;

•	our Current Reports on Form 8-K filed with the Commission on March 13, April 22, May 23, July 29, and August 6, 2019;

•	the information contained in our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2019 and incorporated into Part III of our Annual Report on Form 10-K for the year ended January 31, 2019; and

•	the description of our common stock included in Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 24, 2015, including any amendment or report filed for the purpose of updating such description.

Copies of any documents incorporated by reference in this prospectus are available free of charge by written or oral request directed to Streamline Health Solutions, Inc., 1175 Peachtree Street NE, 10th Floor, Atlanta, Georgia 30361, Attention: Investor Relations, telephone: (888) 997-8732.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission, including Streamline. The address of the Commission’s website is www.sec.gov. We maintain a website at www.streamlinehealth.net. Information contained in or accessible through our website is not incorporated by reference and does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” below and may, from time to time, be discussed in our other Commission filings.

In addition to statements that explicitly describe such risks and uncertainties, statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our other Commission reports, and any subsequent annual or quarterly report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

We are a leading provider of integrated solutions, technology-enabled services and analytics to support revenue cycle optimization for healthcare enterprises throughout the United States and Canada. The focus of our SaaS-based healthcare information technology is to help optimize mid-revenue cycle processes for providers, from charge capture to bill drop. We work with our clients as full-service revenue integrity partners organization-wide. Our eValuator™ pre-bill coding analysis platform enables hospitals, clinics and physician practices to analyze every coded patient record before it is billed to payors, improving revenue integrity and decreasing denials. Our comprehensive suite of solutions and services includes: enterprise content management, business analytics, integrated workflow systems, clinical documentation improvement, automated pre-bill coding analysis and pre- or post-bill manual auditing services.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 1175 Peachtree Street, NE, 10th Floor, Atlanta, Georgia 30361. Our telephone number is (888) 997-8732. Our website is http://www.streamlinehealth.net. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. Before acquiring any of our securities, you should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the Commission pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” herein. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities. Each of the risks described could result in a material decrease in the value of our securities and your investment in them.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, working capital, or to finance future acquisitions of other entities or their assets. Other uses, if any, will be discussed by means of prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of common stock, preferred stock, warrants to purchase our common stock, or units comprised of two or more such securities, in amounts we will determine from time to time, with a total value of up to $25,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, as amended to date (the “Charter”), our Certificate of Designations, Preferences, Rights and Limitations with respect to our Series A Preferred Stock (as defined below) (the “Certificate of Designation”), our Bylaws, as amended to date (the “Bylaws”), and applicable provisions of Delaware law, in each case as currently in effect. The following description is only a summary of the material provisions of our capital stock set forth in our Charter, our Certificate of Designation and our Bylaws, each as in effect as of the date of this prospectus, does not purport to be complete and is qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law (“DGCL”). The documents governing our capital stock have been filed as exhibits to the registration statement of which this prospectus forms a part.

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Charter and the certificate of designations relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of August 22, 2019, we had the following equity securities outstanding:

•	21,064,473 shares of common stock, and

•	2,895,464 shares of Series A 0% Convertible Preferred Stock.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Charter, our Certificate of Designation, our Bylaws, and the applicable provisions of the DGCL, each as in effect as of the date of this prospectus.

Common Stock

Nasdaq Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “STRM”.

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, subject in all cases to the rights of any outstanding preferred stock, if any. Holders of our common stock do not have cumulative voting rights.

Dividends and Other Distributions. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the DGCL, which provides that dividends are payable only out of surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Merger, Consolidation or Sale of Assets. Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock shall be entitled to receive all cash, securities and other property received by us pro rata on the basis of the number of shares of common stock held by each of them in any of the following situations: (1) our merger or consolidation with or into another corporation in which we do not survive, (2) the sale or transfer of all or substantially all of our assets to another entity or (3) a merger or consolidation in which we are the surviving entity but the common stock shall be exchanged for stock, securities or property of another entity.

Distribution on Dissolution. After payment or provision for all liabilities, and subject to any preferential rights of any outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive a portion of the remaining funds to be distributed. Such funds shall be paid to the holders of our common stock pro rata on the basis of the number of shares of common stock held by each of them.

Other Rights. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Holders of our common stock do not have any preemptive rights enabling such holder to purchase, subscribe for or receive shares of any class of our common stock or any other securities convertible into shares of any class of our common stock or any redemption rights.

All outstanding shares of our common stock are fully paid and non-assessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Under our Charter, our Board of Directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, powers or rights granted to or imposed upon the preferred stock, and any qualifications, restrictions and limitations thereof, including, without limitation, dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

Outstanding Series A 0% Convertible Preferred Stock.

In August 2012, our Board of Directors designated 4,000,000 shares of the preferred stock as Series A 0% Convertible Preferred Stock, par value of $0.01 per share (the “Series A Preferred Stock”).

Optional Conversion by the Holder. The Series A Preferred Stock is convertible at any time into shares of our common stock at the option of the holder based upon the initial issuance price of $3.00 divided by a conversion price of $3.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions). This represents a one-for-one conversion ratio where each share of Series A Preferred Stock would convert into one share of our common stock. However, pursuant to the Certificate of Designation, each holder of shares of the Series A Preferred Stock will not have the right to convert any portion of the Series A Preferred Stock into shares of our common stock to the extent that such conversion would result in a holder beneficially owning (together with its affiliates) a number of shares of our common stock in excess of 9.985% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares issuable upon such conversion.

Automatic Conversion by the Company. We have the right to force automatic conversion of the shares of Series A Preferred Stock into shares of our common stock based upon a conversion price of $3.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions) at such time as all of the following conditions are contemporaneously satisfied:

•	Our common stock is listed for trading on the Nasdaq Capital Market or certain other approved exchanges;

•	The arithmetic average of the daily volume weighted average price of our common stock for the 10 day period immediately prior to such measurement date is greater than $8.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions);

•	The average daily trading volume for the 60 day period immediately prior to such measurement date exceeds 100,000 shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions); and

•	We are at such time in good compliance with the Nasdaq Capital Market or such other approved exchange on which our shares of common stock are then listed for trading.

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of our common stock when, as, and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of the Series A Preferred Stock.

Voting and Approval Rights. Except as detailed below or as otherwise required by law or Nasdaq rule, the holders of the Series A Preferred Stock vote on a modified as-if-converted-to-common-stock basis with our common stock and do not vote separately as a class. Each holder of Series A Preferred Stock is entitled to such number of votes equal to the total number of shares of Series A Preferred Stock held multiplied by 75%, rounded down to the nearest whole share. See the discussion above in “Optional Conversion by the Holder” for a discussion on certain beneficial ownership limitations. Notwithstanding the foregoing, so long as any shares of Series A Preferred Stock remain outstanding we may not, without the affirmative vote of the holders of at least 67% of the then outstanding shares of the Series A Preferred Stock:

●	Alter or change adversely the power, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation that created the Series A Preferred Stock;

●	Authorize, create, offer or sell any class of stock ranking as to any terms (including, without limitation, dividends, redemption or distribution of assets upon a liquidation) pari passu with or senior to the Series A Preferred Stock;

●	Offer to sell any debt securities that are senior in payment to the Series A Preferred Stock;

●	Effect a stock split or reverse stock split of the Series A Preferred Stock or undertake any like event;

●	Amend our Charter or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock; or

●	Increase the number of authorized shares of Series A Preferred Stock.

At such time as less than 5% of the aggregate total shares of Series A Preferred Stock that were ever issued and outstanding remain issued and outstanding, then we may without the affirmative vote or consent of any holder of Series A Preferred Stock do any of the following:

●	Authorize, create, offer or sell any class of stock ranking as to any terms (including, without limitations, dividends, redemption or distribution of assets upon a liquidation) pari passu with or senior to the Series A Preferred Stock;

●	Offer to sell any debt securities that are senior in payment to the Series A Preferred Stock; or

●	Amend our Charter or other charter documents (other than the Certificate of Designation that created the Series A Preferred Stock) to permit the actions described in the prior two bullet points.

Liquidation Preference. Upon a liquidation, dissolution or winding-up of our business, the holders of the Series A Preferred Stock are entitled to receive, in preference to any distributions of any of the assets or surplus funds legally available for distribution to holders of our junior securities (including common stock), an amount equal to the greater of (i) $3.00 per share, plus accrued and unpaid dividends then due and owing on the Series A Preferred Stock, if any, and (ii) an amount per share of Series A Preferred Stock, with respect to each share of Series A Preferred Stock, equal to the amount that the holder thereof would be entitled upon liquidation, dissolution or winding-up of our business as if such share of Series A Preferred Stock had been converted into common stock immediately prior to such liquidation, dissolution or winding-up.

Redemption Rights. At any time following August 31, 2016, subject to the terms of the Subordination and Intercreditor Agreement among the preferred stockholders, the Company and our lender, which prohibits the redemption of the Series A Preferred Stock without the consent of our lender, each share of Series A Preferred Stock is redeemable at the option of the holder for an amount equal to the initial issuance price of $3.00 (adjusted to reflect stock splits, stock dividends or similar events) plus any accrued and unpaid dividends thereon.

Upon the conversion, redemption or other reacquisition by us of any shares of Series A Preferred Stock, we may not reissue such shares of Series A Preferred Stock. The shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A 0% Convertible Preferred Stock, par value of $0.01 per share.

Future Series of Preferred Stock.

The Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Including the currently outstanding shares of our Series A Preferred Stock, as of the date of this prospectus, our Board of Directors has the authority to issue an additional 2,104,536 shares of preferred stock.

Subject to the provisions of our Charter, and limitations prescribed by law, the Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set forth the terms and rights of any future series of preferred stock. Those terms and rights may include:

●	the designation of the series;

●	the number of shares of the series, which number the Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

●	whether dividends, if any, will be cumulative or noncumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

●	the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

●	the redemption rights and prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

●	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series;

●	the voting rights, if any, of the holders of the shares of the series; and

●	any other relative rights, preferences and limitations of such series.

One of the effects of the Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable the Board of Directors to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	adversely impacting the market price of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying, deterring or preventing a change in control without further action by the stockholders.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021. We are the transfer agent for our Series A Preferred Stock.

Limitation of Director Liability

Our Charter, contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the DGCL. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit.

Delaware Anti-Takeover Law and Provisions of our Charter and Bylaws

Delaware Anti-Takeover Law. We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of such business combination, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder or any merger or consolidation involving the corporation and another entity that is caused by the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

●	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any affiliate or associate of such entity or person.

Our Charter and Bylaws. Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and Bylaws:

•                  permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);

•                  provide that the authorized number of directors may be changed only by the Board of Directors;

•                  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

•                  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment or repeal of any of these provisions of our Charter would require approval of not less than 662/3% of our then outstanding shares of capital stock entitled to vote on such amendment. Our Bylaws may also be amended by affirmative vote of a majority of the entire Board of Directors.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any securities hereunder, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption, put or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement or certificate relating to the warrants being offered.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the Commission in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  whether the units will be issued in fully registered or global form;

•                  the name of the unit agent;

•                  a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•                  if applicable, a discussion of the U.S. federal income tax consequences; and

•                  whether the units will be listed on any securities exchange.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

●	directly to purchasers;

●	through underwriters;

●	through dealers;

●	through agents;

●	through any combination of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

●	the method of distribution of the securities offered therein;

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the Nasdaq Capital Market under the symbol “STRM”, prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may offer subscription rights to our existing stockholders to purchase additional shares of our common stock, preferred stock or any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or independent broker-dealer will not exceed the then current allowable percentage of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the second business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we may specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than two business days after the trade date, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest”, as such term is defined by FINRA. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

Unless stated otherwise in the applicable prospectus supplement, Troutman Sanders LLP will provide us with an opinion as to the legality of the securities offered under this prospectus. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The consolidated financial statements of Streamline Health Solutions, Inc. and its subsidiary as of January 31, 2019 and 2018 and for the years then ended incorporated in this Prospectus by reference from the Streamline Health Solutions, Inc. Annual Report on Form 10-K for the year ended January 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for revenue recognition in the year ended January 31, 2019 due to the adoption of Accounting Standards Codification (Topic 606), Revenue from Contracts with Customers), incorporated herein by reference, and have been incorporated in this Propsectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

In April 2019, the Audit Committee of our Board of Directors approved the engagement of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ended January 31, 2020, effective April 23, 2019. The dismissal of RSM was effective April 22, 2019. Additional information regarding the change in our independent registered public accounting firm can be found in our Current Report on Form 8-K dated April 22, 2019, which is incorporated by reference into this prospectus.

8,750,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum

The date of this prospectus supplement is February 25, 2021